UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Kubient, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The definitive proxy statement pertaining to the Annual Meeting was previously filed by the Company with the Securities and Exchange Commission on April 15, 2022.  As of the close of business on April 11, 2022, there were 14,356,935 shares of common stock outstanding and entitled to vote.  The tabulation of votes for each proposal voted on by the stockholders was as follows:

Proposal 1:  Election of seven Directors, each to serve a term of office expiring at the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Paul Roberts	4,006,148	146,470	40,177	3,436,241
Jonathan Bond	3,918,690	196,489	77,616	3,436,241
Peter A. Bordes	3,724,372	407,278	61,145	3,436,241
Grainne Coen	3,884,810	135,925	172,060	3,436,241
Elisabeth H. DeMarse	3,894,185	148,965	149,645	3,436,241
Lawrence Harris	3,921,127	102,128	169,540	3,436,241
Jeannie Mun	3,884,090	135,965	172,740	3,436,241

Proposal 2:  Ratification of the appointment of Marcum LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstain	Broker Non-Votes
7,156,177	355,881	116,978	3,436,241

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

DATED: May 25, 2022	By:	/s/	Paul Roberts
Paul Roberts
Chief Executive Officer